UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 30, 2006

En Pointe Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-28052	75-2467002
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 N. Sepulveda Blvd., 19th Floor, El Segundo, California		90245
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 725-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 30, 2006, the Company entered into a sublease with Jetabout North America, Inc. for its new corporate headquarters to be located at 2381 Rosecrans Avenue, El Segundo, California 90245. The term of the sublease is thirty-one months, commencing on July 1, 2006 and ending on January 31, 2009. Under terms of the sublease, the Company will pay monthly rent of $15,799.20,including utilities,for its occupancy of approximately 13,166 square feet of office space.

On March 30, 2006, the Company also entered into a first amendment of its lease agreement with Church Gardens, LLC for for its Ontario, California configuration facility. Previously the Company had exercised its right to terminate its lease with Church Gardens, LLC as of May 31, 2006. Under terms of the amendment the Company has been granted a five month extension until October 31, 2006 to continue to occupy the Ontario premises with rent continuing to be at the same rate as under the original lease of $58,148.26 per month.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

En Pointe Technologies, Inc.

April 20, 2006	By:	/s/ Javed Latif

Name: Javed Latif
Title: Chief Financial Officer